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                                                                   Exhibit 24.01

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the incorporation by reference in the registration statements of Netegrity, Inc. on Form S-8 (File Nos. 333-44893, 333-44895, 333-58759) of
our report dated February 8, 1999, on our audits of the consolidated financial statements and financial statement schedules of Netegrity, Inc. as of December 31, 1998 and 1997, and for the years ended December 31, 1998 and 1997 and the nine-month transition period ended December 31, 1996, which report is included in this Annual Report on Form 10-K.

                                                      PricewaterhouseCoopers LLP

Boston, Massachusetts
February 8, 1999